Exhibit 1.1

ab

Articles of Association UBS Group AG

(UBS Group SA) (UBS Group Inc.)

5 March 2019

The present text is a translation of the original German Articles of Association (“Statuten”) which constitute the definitive text and are binding in law.

In these Articles of Association, references to the generic masculine equally apply to both sexes.

Contents

Section 1

Name, registered office, business object and duration of the  Corporation             4

Section 2

Share capital                                                                                                         5

Section 3

Corporate bodies                                                                                                  9

A.  General Meeting                                                                                              9

B.  Board of Directors                                                                                           13

C.  Group Executive Board                                                                                   19

D.  Auditors                                                                                                         21

Section 4

Financial statements and appropriation of profit,  reserves                                   22

Section 5

Compensation of the members of the Board of Directors

and the Group Executive  Board                                                                           23

Section 6

Notices and  jurisdiction                                                                                       26

Section 7

Disclosure of contributions in  kind                                                                      27

Section 1

Name, registered office, business object and duration of the Corporation

Article 1
Name and registered office	A corporation limited by shares under the name of UBS Group AG / UBS Group SA / UBS Group Inc. is established with its registered office in Zurich.
Article 2
Purpose

[1] The purpose of the Corporation is to acquire, hold, manage and sell direct and indirect participations in enterprises of any kind, in particular in the area of banking, financial, advisory, trading and service activities in Switzerland and abroad.

[2] The Corporation may establish enterprises of any kind in Switzerland and abroad, hold equity interests in these enterprises, and conduct their management.

[3] The Corporation is authorized to acquire, mortgage and sell real estate and building rights in Switzerland and abroad.

[4] The Corporation may provide loans, guarantees and other kinds of financing and security for Group companies and borrow and invest money on the money and capital markets.

Article 3
Duration	The duration of the Corporation shall not be limited by time.

Section 2 Share capital

Article 4
Share capital

[1] The share capital of the Corporation is CHF 385,563,474.90, divided into 3,855,634,749 registered shares with a par value of CHF 0.10 each. The share capital is fully paid up.

[2] Registered shares may be converted into bearer shares and bearer shares into registered shares by resolution of the

General Meeting.

Article 4a
Conditional capital

[1] The share capital may be increased by a maximum of CHF 12,512,647.60 through the issuance of a maximum of 125,126,476 fully paid registered shares with a par value of CHF 0.10 each upon exercise of employee options is- sued to employees and members of the management and of the Board of Directors of the Corporation and its sub- sidiaries. The preemptive rights and the advance subscrip- tion rights of the shareholders shall be excluded. The issuance of these options to employees and members of the management and of the Board of Directors of the Corporation and its subsidiaries will take place in accord- ance with the plan rules issued by the Board of Directors and its compensation committee. The acquisition of  shares through the exercise of option rights as well as every subsequent transfer of these shares shall be subject to the registration requirements set forth in Article 5 of  the Articles of  Association.

[2] The share capital may be increased in an amount not to

exceed CHF 38,000,000 by the issuance of up to 380,000,000 fully paid registered shares with a nominal value of CHF 0.10 each through the voluntary or mandatory exercise of conversion rights and/or warrants granted in connection with the issuance of bonds or similar financial instruments by the Corporation or one of its Group compa- nies on national or international capital markets. The pre- emptive rights of the shareholders shall be excluded. The then current owners of conversion rights and/or warrants shall be entitled to subscribe for the new shares. The condi-

tions of the conversion rights and/or warrants shall be de- termined by the Board of Directors.

The acquisition of shares through voluntary or mandatory exercise of conversion rights and/or warrants, as well as each subsequent transfer of the shares, shall be subject to the registration requirements set forth in Article 5 of the Articles of Association.

In connection with the issuance of convertible bonds or bonds with warrants or similar financial instruments, the Board of Directors shall be authorized to restrict or exclude the advance subscription rights of shareholders if such in- struments are issued (i) on national or international capital markets or (ii) to one or more financial investors. If the ad- vance subscription rights are restricted or excluded by the Board of Directors, the following shall apply: the issuance of such instrument shall be made at prevailing market condi- tions, and the new shares shall be issued pursuant to the relevant conditions of that financial instrument. Conversion rights may be exercised during a maximum 10-year period, and warrants may be exercised during a maximum 7-year period, in each case from the date of the respective issu- ance. The issuance of the new shares upon voluntary or mandatory exercise of conversion rights and/or warrants shall be made at conditions taking into account the market price of the shares and/or comparable instruments with a market price at the time of the issuance of the relevant financial instrument.

Article 5
Share register and nominees

1 A share register is maintained for the registered shares, in which owners’ and usufructuaries’ family and given names are entered, with their complete address and nationality (or registered office for legal entities). Shares held in joint accounts may be registered jointly with voting rights, if all registered owners of the shares provide the declaration requested in paragraph 3 below.

2 If the mailing address of a shareholder changes, the new address must be communicated to the Corporation. As long as this has not been done, all written communications will be sent to the address entered in the share register, this being valid according to the requirements of the law.

[3] Those who acquire registered shares shall be entered in the share register as shareholders with voting rights if they expressly declare that they acquired these registered shares in their own names and for their own account. If the party acquiring the shares is not prepared to provide such a decla- ration, the Board of Directors may refuse to allow the shares to be entered with voting  rights.

[4] The restriction on registration under paragraph 3 above al- so applies to shares acquired by the exercise of preemptive, option or conversion rights.

[5] The Board of Directors is authorized, after hearing the po- sition of the registered shareholder or nominee affected, to strike the entry of a shareholder with voting rights from the share register retroactively with effect to the date of the entry, if it was obtained under false pretenses. The party affected must be informed of the action immediately.

[6] The Board of Directors formulates general principles relat- ing to the registration of fiduciaries/nominees and issues the necessary regulations to ensure compliance with the above provisions.

Article 6
Form of shares

[1] Registered shares of the Corporation will be, subject to paragraph 2, in the form of uncertificated securities (in the sense of the Swiss Code of Obligations) and intermediary- held securities (in the sense of the Swiss Federal Intermedi- ated Securities Act).

[2] Following his registration in the share register, the share- holder may request the Corporation to issue a written statement in respect of his registered shares at any time; however, he has no entitlement to the printing and delivery of share certificates. In contrast, the Corporation may print and deliver share certificates for registered shares (single certificates, certificates representing multiples of shares or global certificates) at any time. It may withdraw registered shares issued as intermediary-held securities from the respective custody system. With the consent of the share- holder, the Corporation may cancel issued certificates which are returned to it without replacement.

Article 7
Exercise of rights

[1] The Corporation recognizes only one representative per share.

[2] Voting rights and associated rights may only be exercised in relation to the Corporation by a party entered in the share register as having the right to vote.

Section 3 Corporate bodies

A.     General  Meeting

Article 8
Authority	The General Meeting is the Corporation’s supreme corpo- rate body.
Article 9
Types of General Meetings a. Annual General Meeting

The Annual General Meeting takes place every year within six months after the close of the financial year; the annual report, the compensation report and the reports of the Auditors must be available for inspection by shareholders at the Corporation’s registered office at least twenty days before the meeting.

Article 10
b. Extraordinary General Meetings

[1] Extraordinary General Meetings are convened whenever the Board of Directors or the Auditors consider it necessary. [2] Such a meeting must also be convened upon a resolution of the General Meeting or a written request from one or more shareholders representing together at least one tenth of the share capital, specifying the items to be included on the agenda and the proposals to be put forward.

Article 11
Convening

[1] The General Meeting shall be called by the Board of Direc- tors or, if need be, by the Auditors at least twenty days be- fore the meeting is to take place. The meeting is called by publishing a single notice in the publication of record des- ignated by the Corporation. An invitation will be sent to all registered shareholders.

[2] The notice to convene the General Meeting shall specify the agenda with the proposals of the Board of Directors and proposals from shareholders and, in the event of elec-

tions, the names of the proposed candidates.

Article 12
Placing of items on the agenda

[1] Shareholders representing shares with an aggregate par value of CHF 62,500 may submit proposals for matters to be placed on the agenda for consideration by the General Meeting, provided that their proposals are submitted in writing within the deadline published by the Corporation and include the actual motion(s) to be put forward.

2 No resolutions may be passed concerning matters which have not been duly placed on the agenda, except on a motion put forward at the General Meeting to call an Ex- traordinary General Meeting or a motion for a special audit to be carried out.

Article 13
Chairmanship, tellers, minutes

[1] The Chairman of the Board of Directors or, if the Chair- man cannot attend, a Vice Chairman or another member designated by the Board of Directors, shall preside over the General Meeting and appoint a secretary and the necessary tellers.

[2] Minutes are kept of the proceedings and must be signed by the presiding chair of the meeting and the secretary.

Article 14
Shareholder proxies

[1] The Board of Directors issues procedural rules for participa- tion and representation of shareholders at the General Meet- ing, including the requirements as to powers of attorney.

2 A shareholder may only be represented at the General Meeting by his legal representative, under a written power of attorney by another shareholder eligible to vote or, under a written or electronic power of attorney, by the Independ- ent Proxy.

[3] The presiding chair of the meeting decides whether to

recognize the power of attorney.

Article 15
Independent Proxy

[1] The Independent Proxy shall be elected by the General Meeting for a term of office expiring after completion of the next Annual General Meeting.

2 Re-election is permitted.

3 If the Corporation does not have an Independent Proxy, the Board of Directors shall appoint the Independent Proxy for the next General Meeting.

Article 16
Voting right	Each share conveys the right to cast one vote.
Article 17
Resolutions, elections

[1] Resolutions and elections are decided at the General Meeting by an absolute majority of the votes cast, excluding blank and invalid ballots, subject to these Articles of Associ- ation and the compulsory provisions of the law.

2 A resolution to change Article 19 of the Articles of Associ- ation, to remove one fourth or more of the members of the Board of Directors or to delete or modify Article 17 para- graph 2 of the Articles of Association must receive at least two thirds of the votes represented.

[3] The presiding chair of the meeting shall decide whether voting on resolutions and elections be conducted electroni- cally, by a show of hands or by a written ballot. Sharehold- ers representing at least 3% of the votes represented may always request that a vote or election take place electroni- cally or by a written ballot.

4 In the case of a written ballot, the presiding chair of the meeting may rule that only the ballots of those shareholders shall be collected who choose to abstain or to cast a nega- tive vote, and that all other shares represented at the General Meeting at the time of the vote shall be counted in favor, in order to expedite the counting of the votes.

[5] The presiding chair of the meeting may order that a reso- lution or election be repeated if, in his view, the results of the vote are in doubt. In this case, the preceding resolution or election shall be deemed to have not occurred.

Article 18
Powers

The General Meeting has the following powers:

a)    To establish and amend the Articles of Association

b)    To elect the members and the Chairman of the Board of Directors and the members of the compensation com- mittee

c)     To elect the Auditors

d)    To elect the Independent Proxy

e)    To approve the management report and the Group fi- nancial statements

f)     To approve the financial statements and to decide upon the appropriation of the net profit shown in the balance sheet

g)    To approve the compensation for the Board of Directors and the Group Executive Board pursuant to Article 43 of the Articles of Association

h)    To give the members of the Board of Directors and of the Group Executive Board a discharge

i)      To take decisions on all matters reserved to the General Meeting by law or by the Articles of Association, or

which are placed before it by the Board of Directors.

B.     Board of Directors

Article 19
Number of Board members	The Board of Directors shall consist of at least six and no more than twelve members.
Article 20
Term of office

[1] The term of office for members of the Board of Directors and its Chairman expires after completion of the next Annual General Meeting.

[2] Members whose term of office has expired are immediate- ly eligible for re-election.

Organization

Article 21

[1] Except for the election of the Chairman and the members of the compensation committee by the General Meeting, the Board of Directors shall constitute itself. It shall elect at least one Vice Chairman and a Senior Independent Director from among its members.

[2] The Board of Directors shall appoint its secretary, who need not be a member of the Board.

3 If the office of the Chairman is vacant, the Board of Direc- tors shall appoint a new Chairman from among its members for the remaining term of office.

Convening, participation

Article 22

[1] The Chairman shall convene the Board of Directors as often as business requires, but at least six times a year.

[2] The Board of Directors shall also be convened if one of its members or the Group Chief Executive Officer submits a written request to the Chairman to hold such a meeting.

Article 23
Decisions

[1] Decisions of the Board of Directors are taken by an abso- lute majority of the votes cast. In case of a tie, the presiding chair of the meeting shall cast the deciding vote.

[2] The number of members who must be present to consti- tute a quorum and the modalities for the passing of resolu- tions shall be laid down by the Board of Directors in the Organization Regulations. No such quorum is required for decisions confirming and amending resolutions relating to capital increases.

Article 24
Duties and powers

[1] The Board of Directors has ultimate responsibility for the management of the Corporation and the supervision and control of its executive management.

[2] The Board of Directors may also take decisions on all matters which are not expressly reserved to the General Meeting or to another corporate body by law or by the Articles of Association.

Article 25
Ultimate responsibility for the management of the Corporation

The ultimate responsibility for the management of the Corporation comprises in particular:

a)    Preparing of and deciding on proposals to be placed before the General Meeting

b)    Issuing the regulations necessary for the conduct of business and for the delineation of authority, in particu- lar the Organization Regulations and the regulations governing the Group Internal Audit

c)     Laying down the principles for the accounting, financial and risk controls and financial planning, in particular the allocation of equity resources and risk capital for busi- ness operations

d)    Decisions on Group strategy and other matters reserved to the Board of Directors under the Organization Regu-

lations

e)     Appointment and removal of (i) the Group Chief Execu- tive Officer, (ii) such other members of the Group Execu- tive Board as the Organization Regulations require to be appointed by the Board of Directors and (iii) the Head of Group Internal Audit

f)      Decisions on increasing the share capital, to the extent this falls within the authority of the Board of Directors (Article 651 paragraph 4 of the Swiss Code of Obliga- tions), on the report concerning an increase in capital (Article 652e of the Swiss Code of Obligations) and on the ascertainment of capital increases and the corre- sponding amendments to the Articles of Association.

Article 26
Supervision, control

Supervision and control of the business management com- prises in particular the following:

a)     Review of the management report, Group and parent company financial statements, the compensation report as well as quarterly financial statements

b)    Acceptance of regular reports covering the course of business and the position of the Group, the status and development of country, counterparty and market risks and the extent to which equity and risk capital are tied up due to business operations

c)     Consideration of reports prepared by the Auditors.

Article 27
Delegation, Organization Regulations

The Board of Directors may delegate part of its authority to one or more of its members or to third parties, subject to Articles 25 and 26 of the Articles of Association. The alloca- tion of authority and functions shall be defined in the

Organization Regulations.

Article 28
Number of mem- bers, term of office and organization of the compensa- tion committee

[1] The compensation committee shall consist of at least three members of the Board of Directors.

[2] The compensation committee shall organize itself within the limits of the law and of the Articles of Association. The Board of Directors shall appoint a chairperson.

3 If there are vacancies on the compensation committee, the Board of Directors shall appoint the missing members from among its members for the remaining term of office.

Article 29
Duties and	[1] The compensation committee supports the Board of Direc-
powers of the	tors in establishing and reviewing the Corporation’s com-
compensation	pensation strategy and guidelines and in articulating the
committee	performance criteria relevant for determining individual to-
tal compensation for each member of the Group Executive
Board. The compensation committee also prepares the pro-
posals to the General Meeting regarding the compensation
of the Board of Directors and of the Group Executive Board
and may submit proposals to the Board of Directors on
other compensation-related issues.
[2] The Board of Directors shall determine, and codify in the
Organization Regulations, for which functions of the
Group Executive Board the compensation committee shall
establish and review financial and non-financial perfor-
mance targets and assess the performance against these
targets to determine compensation recommendations for
the members of the Group Executive Board. In accordance
with the Organization Regulations, these recommendations
shall be presented to the Board of Directors for review or
approval, subject to the approval by the General Meeting
as set out in Article 43 of the Articles of Association. The
compensation committee shall, in accordance with the
Organization Regulations, also submit a proposal for the
compensation for the members of the Board of Directors
to the Board of Directors, subject to the approval by the

General Meeting as set out in Article 43 of the Articles of Association.

[3] The Board of Directors may delegate further tasks to the compensation committee which shall be determined in the Organization Regulations approved by the Board of Directors.

Article 30
Signatures	The due and valid representation of the Corporation by members of the Board of Directors or further persons shall be determined in the Organization Regulations and a specific directive.
Article 31
Mandates

1 No member of the Board of Directors may hold more than four additional mandates in listed companies and five addi- tional mandates in non-listed companies.

[2] The following mandates are not subject to the limitations set forth in paragraph 1:

a)    Mandates in companies which are controlled by the Corporation or which control the Corporation

b)    Mandates held at the request of the Corporation or companies controlled by it. No member of the Board of Directors shall hold more than ten such mandates

c)     Mandates in associations, charitable organizations, foundations, trusts and employee welfare foundations. No member of the Board of Directors shall hold more than ten such mandates.

[3] Mandates shall mean mandates in the supreme governing body of a legal entity which is required to be registered in the commercial register or a comparable foreign register.

Mandates in different legal entities which are under joint

control are deemed one mandate.

Article 32
Terms of agree- ments relating to compensation

The Corporation or companies controlled by it may enter into agreements for a fixed term with members of the Board of Directors relating to their compensation. Duration and termination shall comply with the term of office and the law.

Article 33
Loans

Loans to the independent members of the Board of Directors shall be made in accordance with the customary business and market conditions. Loans to the non-independent members of the Board of Directors shall be made in the ordinary course of business on substantially the same terms as those granted to employees of the Corporation or com- panies controlled by it. The total amount of such loans shall not exceed CHF 20,000,000 per member.

C.     Group Executive Board

Article 34
Organization	The Group Executive Board is composed of the Group Chief Executive Officer and at least three other members as fur- ther set forth in the Organization Regulations.
Article 35
Functions, authorities

[1] The Group Executive Board acting under the leadership of the Group Chief Executive Officer is responsible for the management of the Group. It is the supreme executive body as defined by the Swiss Federal Law on Banks and Savings Banks. It implements the Group strategy decided by the Board of Directors and ensures the execution of the decisions of the Board of Directors. It is responsible for the Group’s results.

[2] The responsibilities and authorities of the Group Executive Board and other management units designated by the Board of Directors are set forth in the Organization Regulations.

Article 36
Mandates

1 No member of the Group Executive Board may hold more than one additional mandate in a listed company and five additional mandates in non-listed companies, subject to approval by the Board of Directors.

[2] The following mandates are not subject to the limitations set forth in paragraph 1:

a)     Mandates in companies which are controlled by the Corporation or which control the Corporation

b)    Mandates held at the request of the Corporation or companies controlled by it. No member of the Group Executive Board shall hold more than ten such mandates

c)     Mandates in associations, charitable organizations, foundations, trusts and employee welfare foundations. No member of the Group Executive Board shall hold more than eight such mandates.

[3] Mandates shall mean mandates in the supreme governing body of a legal entity which is required to be registered in the commercial register or a comparable foreign register.

Mandates in different legal entities which are under joint control are deemed one mandate.

Article 37
Employment contract terms

[1] The term of employment contracts with the members of the Group Executive Board may be unlimited with a notice period of up to twelve months or may be fixed with a term of up to one year.

[2] The Corporation or companies controlled by it may enter into non-compete agreements with the members of the Group Executive Board for the time after termination of the employment agreement for a duration of up to one year.

The respective consideration shall not exceed the total com- pensation paid or granted to such member of the Group Executive Board for the last full financial year prior to termi- nation.

Article 38
Loans

Loans to the members of the Group Executive Board shall be made in the ordinary course of business on substantially the same terms as those granted to employees of the Cor- poration or companies controlled by it. The total amount of such loans shall not exceed CHF 20,000,000 per member.

D.     Auditors

Article 39
Term of office, authority and duties

1 An auditing company subject to governmental supervision as required by law is to be appointed as Auditors.

[2] The General Meeting shall elect the Auditors for a term of office of one year. The rights and duties of the Auditors are determined by the provisions of the law.

[3] The General Meeting may appoint Special Auditors for a term of three years, who provide the attestations required for capital increases.

Section 4

Financial statements and appropriation of profit, reserves

Article 40
Financial year	The financial statements and the Group financial statements are closed on 31 December of each year.
Article 41
Appropriation of disposable profit

1 At least 5% of the profit for the year is allocated to the general statutory reserve until such time as said reserve amounts to 20% of the share capital.

[2] The remaining profit is, subject to the provisions of the Swiss Code of Obligations and of the Swiss Federal Banking Act, at the disposal of the General Meeting who may also use it for the formation of free or special reserves.

Article 42
Reserves	The General Meeting determines the utilization of the gen- eral statutory reserve in accordance with the legal provisions acting upon the proposal of the Board of Directors.

Section 5

Compensation of the members of the Board of Directors and the Group Executive Board

Article 43
Approval of the compensation of the Board of Directors and the Group Executive Board

[1] The General Meeting shall approve the proposals of the Board of Directors in relation to:

a)    The maximum aggregate amount of compensation of the Board of Directors for the period until the next Annual General Meeting

b)    The maximum aggregate amount of fixed compensation of the Group Executive Board for the following financial year

c)     The aggregate amount of variable compensation of the Group Executive Board for the preceding financial year.

[2] The Board of Directors may submit for approval by the General Meeting deviating or additional proposals relating to the same or different periods.

3 In the event the General Meeting does not approve a pro- posal of the Board of Directors, the Board of Directors shall determine, taking into account all relevant factors, the respective (maximum) aggregate amount or (maximum) partial amounts and submit the amount(s) so determined for approval by the General Meeting.

[4] The Corporation or companies controlled by it may pay or grant compensation prior to approval by the General Meet- ing, subject to subsequent approval.

Article 44
General compensation principles

[1] The compensation system of the Corporation is designed to align reward with sustainable performance and to support appropriate and controlled risk-taking.

[2] When determining individual compensation, the Board of Directors or, where delegated to it, the compensation committee takes into account position and level of respon- sibility of the recipient and performance of the Corporation and companies controlled by it. It ensures compliance with applicable regulatory requirements.

[3] Compensation may be paid or granted in the form of cash, shares, financial instruments or units, in kind, or in the form of benefits. The Board of Directors or, where delegated to it, the compensation committee determines the key fea- tures, such as grant, vesting, exercise and forfeiture condi- tions and applicable harmful acts provisions. The Board of Directors, or where delegated to it, the compensation committee may provide, among other things, for continua- tion, acceleration or removal of vesting and exercise condi- tions, for payment or grant of compensation assuming tar- get achievement or for forfeiture in the event of predeter- mined events such as a change-of-control or termination of an employment or mandate agreement. The Corporation or companies controlled by it may procure any shares required to meet any resulting payment obligations through pur- chases in the market or, to the extent available, by using the Corporation’s conditional share capital.

[4] Compensation may be paid or granted by the Corporation

or companies controlled by it.

Article 45
Compensation of the Board of Directors

[1] Compensation of the members of the Board of Directors shall comprise a base remuneration and may comprise other compensation elements and benefits.

[2] Compensation of the members of the Board of Directors is intended to recognize the responsibility and governance nature of their role, to attract and retain qualified individu- als and to ensure alignment with shareholders’ interest.

Article 46
Compensation of the Group Executive Board

[1] Compensation of the members of the Group Executive Board shall comprise fixed and variable compensation ele- ments.

[2] Fixed compensation shall comprise the base salary and

may comprise other compensation elements and benefits.

3 Variable compensation elements shall be governed by financial and non-financial performance measures that take into account the performance of the Corporation and/or parts thereof, targets in relation to the market, other com- panies or comparable benchmarks, short- and long-term strategic objectives and/or individual targets. The Board of Directors or, where delegated to it, the compensation committee determines the respective performance measures, the overall and individual performance targets, and their achievements.

4 The Board of Directors or, where delegated to it, the com- pensation committee aims to ensure alignment with sustain- able performance and appropriate risk-taking through ade- quate deferrals, forfeiture conditions, caps on compensation, harmful acts provisions and similar means with regard to parts of or all of the compensation. Parts of variable compen- sation shall be subject to a multi-year vesting period.

5 If the maximum aggregate amount of compensation already approved by the General Meeting is not sufficient to also cover the compensation of a person who becomes a member of or is being promoted within the Group Executive Board after the General Meeting has approved the compen- sation, the Corporation or companies controlled by it shall be authorized to pay or grant each such Group Executive Board member a supplementary amount during the com- pensation period(s) already approved. The aggregate pool for such supplementary amounts per compensation period shall not exceed 40% of the average of total annual com- pensation paid or granted to the Group Executive Board during the previous three years.

Section 6

Notices and jurisdiction

Article 47
Official publication media

Public notices appear in the Swiss Official Gazette of Com- merce (in French “Feuille Officielle Suisse du Commerce”, or German “Schweizerisches Handelsamtsblatt”). The Board of Directors may designate other publications as well.

Article 48
Jurisdiction	Jurisdiction for any disputes arising out of the corporate relationship shall solely be at the registered office of the Corporation.

Section 7

Disclosure of contributions in kind

Article 49
Contribution in kind

1 In connection with the capital increase dated 26 November 2014, the Corporation acquires from UBS AG, Zurich and Basel, acting as contributor in kind and exchange agent in its own name but for account of certain shareholders of UBS AG, Zurich and Basel, who have tendered their shares in the course of the public exchange offer of the Corporation, 3,183,370,731 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of CHF 32,718,731,974.95. In return, the Corporation has issued 3,183,370,731 registered shares in the Corporation with a par value of CHF 0.10 each to the contributor in kind.

2 In connection with the capital increase dated 26 November 2014, the Corporation acquires from UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, U.S., acting as contributor in kind and exchange agent in its own name but for account of certain shareholders of UBS AG, Zurich and Basel, who have tendered their shares in the course of the public exchange offer of the Corporation, 201,494,824 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of CHF 2,070,966,814.07. In return, the Corporation has issued 201,494,824 registered shares in the Corporation with a par value of CHF 0.10 each to the contributor in kind.

3 In connection with the capital increase dated 26 November 2014, the Corporation acquires from UBS AG, Zurich and Basel, acting as contributor in kind in its own name and in relation to shares tendered during the initial offer period in the course of the public exchange offer of the Corporation, 90,490,886 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of

CHF 1,533,820,517.70. In return, the Corporation has is- sued, on a one-to-one basis, 90,490,886 registered shares in the Corporation with a par value of CHF 0.10 each to the contributor in kind.

4 In connection with the capital increase dated 16 December 2014, the Corporation acquires from UBS AG, Zurich and Basel, acting as contributor in kind in its own name but for account of certain shareholders of UBS AG, Zurich and Ba- sel, who (i) have tendered their shares in the course of the public exchange offer of the Corporation or (ii) have offered their registered shares for a private exchange under the terms of this public exchange offer, 229,042,914 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of CHF 2,244,527,510.81. In return, the Corporation has issued, on a one-to-one basis, 229,042,914 registered shares in the Corporation with a par value of CHF 0.10 each to the contributor in kind.

5 In connection with the capital increase dated 16 December 2014, the Corporation acquires from UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, U.S., acting as contributor in kind in its own name but for ac- count of certain shareholders of UBS AG, Zurich and Basel, who have tendered their shares in the course of the public exchange offer of the Corporation, 12,510,852 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of CHF 122,601,267.19. In return, the Corporation has issued, on a one-to-one basis, 12,510,852 registered shares in the Corporation with a par value of CHF 0.10 each to the contributor in kind.

6 In connection with the capital increase dated 10 February 2015, the Corporation acquires from UBS AG, Zurich and Basel, 11,800,250 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of

CHF 130,476,501.09. In return, the Corporation has issued 11,800,250 registered shares in the Corporation with a par value of CHF 0.10 each to the contributor in kind.

7 In connection with the capital increase dated 9 March 2015, the Corporation acquires from UBS AG, Zurich and Basel, 9,525,000 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of

CHF 104,986,854.19. In return, the Corporation has issued, on a one-to-one basis, 9,525,000 registered shares in the Corporation with a par value of CHF 0.10 each to the con- tributor in kind.

8 In connection with the capital increase dated 12 June 2015, the Corporation acquires from UBS AG, Zurich and Basel, 17,500,000 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of

CHF 199,898,088.25. In return, the Corporation has issued, on a one-to-one basis, 17,500,000 registered shares in the Corporation with a par value of CHF 0.10 each to the con- tributor in kind.

9 In connection with the capital increase dated 28 August 2015, the Corporation acquires from UBS AG, Zurich and Basel, 88,825,456 shares of UBS AG, Zurich and Basel, with a par value of CHF 0.10 each and a total value of

CHF 968,693,952.29. In return, the Corporation has issued, on a one-to-one basis, 88,825,456 registered shares in the Corporation with a par value of CHF 0.10 each to the con- tributor in kind.

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